UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2018

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	1-04482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9201 East Dry Creek Road, Centennial, CO 80112
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 5.02 (c)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2018, the Board of Directors of Arrow Electronics, Inc. (the “Company”) appointed Richard A. Seidlitz to act as principal accounting officer effective May 9, 2018.

Mr. Seidlitz, 40, joined the Company in August 2015 and since June 2016, he has served as Vice President and Corporate Controller.  Prior to that Mr. Seidlitz was the Company’s Assistant Controller, where he oversaw SEC Reporting and SOX Compliance.  Prior to working at the Company, Mr. Seidlitz worked in various positions at First Data Corporation for nine years and, in his last position, he was Vice President of Accounting Policies and SOX Compliance.  Mr. Seidlitz began his career an auditor with PricewaterhouseCoopers, LLP.

        Christopher D. Stansbury, senior vice president and chief financial officer has served as the principal accounting officer since December 11, 2014.  Mr. Seidlitz reports to Mr. Stansbury.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: June 29, 2018	By:	/s/ Gregory Tarpinian
Name: Gregory Tarpinian
Title: Senior Vice President & Chief
Legal Officer